UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2021
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway		(925) 960-4800
Livermore, California	94551	(Registrant’s telephone number,
(Address of principal executive offices)	(Zip Code)	including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PFMT	The Nasdaq Stock Market LLC

Item 1.01    Entry into a Material Definitive Agreement.
On March 23, 2021, Performant Business Services, Inc., a wholly-owned subsidiary of Performant Financial Corporation, and Premiere Credit of North America, LLC, a wholly-owned subsidiary of Performant Business Services, Inc. (collectively, the “Borrower”), which collectively are a ‘borrower’ under that certain Credit Agreement, dated as of August 7, 2017 with ECMC Group, Inc. (“ECMC”) (as amended, the “Credit Agreement”), entered into that certain Amendment No. 5 to the Credit Agreement (the “Fifth Amendment”).
Upon the effectiveness of the Fifth Amendment, Borrower and ECMC have agreed as follows:
1.ECMC will release its security interests and liens on certain assets to be sold in exchange for a mandatory prepayment of $6,000,000 which will lower Borrower’s quarterly principal payments to $787,500.
2.The maturity of the loans under the Credit Agreement will be extended for one additional one-year period through August 2022. In connection with such extension, Performant Financial Corporation will be required to issue to ECMC additional warrants to purchase up to an aggregate of 515,110 additional shares of common stock of Performant Financial Corporation at an exercise price of $0.96 per share.
3.The “Exercise Price” for a portion of the existing warrants issued to ECMC to purchase 1,931,663 shares of common stock of Performant Financial Corporation will be reduced from $1.92 to $0.96 per share.
4.The expiration date for all outstanding warrants to purchase 5,794,990 shares of common stock of Performant Financial Corporation held by ECMC or an affiliate thereof will be extended to August 11, 2023 unless the currently applicable expiration date is a later date,.
5.The financial covenants in the Credit Agreement will be modified as follows:
•As of June 30, 2020, a minimum fixed charge coverage ratio of 1.0 to 1.0 through December 31, 2020, .75 to 1.0 through December 31, 2021, 1.0 to 1.0 through June 30, 2022, and 1.25 to 1.0 through August 2022; and
•As of June 30, 2020, a maximum total debt to EBITDA ratio of 6.00 to 1.00 through December 31, 2020, 8.00 to 1.00 through June 30, 2021, 7.00 to 1.00 through September 30, 2021, and 6.00 to 1.00 through August 2022.
The foregoing summary of the Fifth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Fifth Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
    (d)    Exhibits
10.1    Amendment No. 5 to Credit Agreement, dated as of March 23, 2021, by and among Performant Business Services, Inc., the Lenders party hereto, and ECMC Group, Inc. .

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2021
PERFORMANT FINANCIAL CORPORATION

By: /s/ Lisa Im
Lisa Im
Chief Executive Officer